EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-120433 and No. 333-190636 on Form S-8 of our report dated March 21, 2022, relating to the consolidated financial statements and financial statement schedule of Crexendo, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Crexendo Inc. and subsidiaries for the year ended December 31, 2021.

/s/ URISH POPECK & CO., LLC

Pittsburgh, PA

March 21, 2022